UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005

CHINA ENERGY & CARBON BLACK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	0-30173 (Commission File No.)	58-1667944 (IRS Employer Identification No.)

Flat A, 8/Floor No. 65 Sing Woo Road Happy Valley, Hong Kong (Address of principal executive offices)
011-86-24-2318-0688 (Registrant’s telephone number)

386 Qingnian Avenue

Shenyang, China 110004

(Former address of principal executive offices)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As used in this report, “we”, “us,” “our,”  “Company” or “CHEY” refers to China Energy & Carbon Black Holdings, Inc., a Nevada corporation.

On January 1, 2005, we entered into an Agreement for Share Exchange (the “Agreement”) with AT Group Limited, a Hong Kong corporation (“AT Group”) and the individual shareholders of AT Group (“Shareholders”).  Pursuant to the Agreement, we agreed to issue 696,045 shares of restricted common stock to the Shareholders in exchange for 100 shares of AT Group, representing 100% of the issued and outstanding shares of AT Group.

Upon completion of the share exchange transaction, AT Group will become our wholly-owned subsidiary.

The closing date of the share exchange transaction is expected to be on or before January 10, 2005.

Prior to execution of the Agreement, there was no material relationship between us, or our affiliates, and any of the other parties to the Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

N/A

(b)

Pro Forma Financial Information.

N/A

(c)

Exhibits.

2.1

The Agreement for Share Exchange signed between the Company, AT Group and the Shareholders, dated January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY & CARBON BLACK HOLDINGS INC. (Registrant)

Date: January 5, 2005	By: /s/ Guo Yuan Wang, Chairman and CEO

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